Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED

PROMISSORY NOTE

Principal Amount: Up to $1,850,000	As of December 5, 2024

Drugs Made In America Acquisition Corp., a Cayman Islands exempted company (“Maker”), promises to pay to the order of Drugs Made In America Acquisition LLC or its successors or assigns (“Payee”) the principal sum of up to One Million Eight Hundred Fifty Thousand Dollars ($1,850,000) in lawful money of the United States of America, on the terms and conditions described below. This Note amends and restates in its entirety that certain Promissory Note, dated as of June 14, 2024 and as amended on November 21, 2024, in the principal sum of up to Seven Hundred Fifty Thousand Dollars ($750,000), previously issued by Maker to Payee.

1. Principal and Drawdowns. Maker and Payee agree that Maker may request up to One Million Eight Hundred Fifty Thousand Dollars ($1,850,000) for working capital purposes. The principal of this Note may be drawn down from time to time by written request by Maker to Payee up until the full amount has been drawn. The principal balance of this Note shall be due and payable by Maker upon a Repayment/Conversion Trigger Event, as such term is defined below.

(a) Each of the following shall constitute a “Repayment/Conversion Trigger Event”:

(i)	the closing of a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses in an initial business combination (a “DeSPAC Transaction”); or

(ii)	subject to the terms below, the liquidation of Maker (a “Liquidation”), that occurs while the Note is outstanding or any time thereafter prior to the repayment of the Note.

Maker shall provide Payee reasonable prior written notice of any Repayment/Conversion Trigger Event, and to the extent applicable, a copy of the material terms and conditions of the DeSPAC Transaction.

(b) Form of Repayment. All amounts due under this Note shall be repaid in cash.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Drawdown Requests. Maker and Payee agree that Maker may request up to an aggregate of One Million Eight Hundred Fifty Thousand Dollars ($1,850,000) for costs reasonably related to Maker’s IPO and DeSPAC Transaction. The principal of this Note may be drawn down from time to time prior to the Maturity Date upon written request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Ten Thousand Dollars ($10,000) unless agreed upon by Maker and Payee. Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is One Million Eight Hundred Fifty Thousand Dollars ($1,850,000). Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker. Notwithstanding the foregoing, all payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, and then to the reduction of the unpaid principal balance of this Note.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The following shall constitute an “Event of Default”:

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due on the date when due.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the United States Bankruptcy Code, as now constituted or hereafter amended, or any other applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under the United States Bankruptcy Code, as now or hereafter constituted, or any other applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a), Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by facsimile or electronic transmission or (v) sent by electronic mail, to the following addresses or to such other address as either party may designate in writing by such party in accordance with this Section:

If to Maker:

Drugs Made In America Acquisition Corp.

1 East Broward Boulevard, Suite 700

Fort Lauderdale, FL 33301

If to Payee:

Drugs Made In America Acquisition LLC

1 East Broward Boulevard, Suite 700

Fort Lauderdale, FL 33301

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile or electronic transmission confirmation, (iii) the date on which an electronic mail transmission was received by the receiving party’s on-line access provider, (iv) the date reflected on a signed delivery receipt, or (v) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

10. Construction. This Note shall be construed and enforced in accordance with the laws of the State of New York, without regard to conflict of law provisions thereof.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established for the benefit of Maker’s public shareholders in which the proceeds of Maker’s initial public offering (the “IPO”) (including the deferred underwriters discounts and commissions) and the proceeds of the sale of the units issued in a private placement which occurred concurrently with the closing of the IPO were deposited, as described in greater detail in the final prospectus filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

14. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

DRUGS MADE IN AMERICA ACQUISITION CORP.

By:	/s/ Lynn Stockwell
Name:	Lynn Stockwell
Title:	Chief Executive Officer

Acknowledged and Accepted:

DRUGS MADE IN AMERICA ACQUISITION LLC

By:	/s/ Lynn Stockwell
Name:	Lynn Stockwell
Title:	Member

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